As filed with the Securities and Exchange Commission on April 6, 2001
                                                      Registration No. XXX-XXXXX
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ----------------------

                           CLOSURE MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)

      Delaware                                                 56-1959623
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

   5250 Greens Dairy Road
  Raleigh, North Carolina                                          27616
(Address of principal executive offices)                         (Zip Code)

                           CLOSURE MEDICAL CORPORATION
               AMENDED AND RESTATED 1996 EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                                 ROBERT V. TONI
                      President and Chief Executive Officer
                           Closure Medical Corporation
                             5250 Greens Dairy Road
                                Raleigh, NC 27616
                     (Name and address of agent for service)

                                 (919) 876-7800
          (Telephone number, including area code, of agent for service)
                              ----------------------

                         Copy of all communications to:
                                STEPHEN JANNETTA
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                             Philadelphia, PA 19103
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                            Proposed maximum   Proposed maximum
  Title of securities    Amount to be      Offering price         aggregate          Amount of
   to be registered       registered        per share (1)      offering price (1)  registration fee
----------------------- ----------------- -------------------- ------------------- -----------------
Common Stock, $.01
   par value              2,000,000 (2)          $15.3125         $30,625,000.00      $7,656.25
======================= ================= ==================== =================== =================

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock on April 4, 2001, as reported on the Nasdaq National Market.
(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

         This Registration Statement on Form S-8 (the "Registration Statement") relates to the registration of an additional 2,000,000 shares (the "Shares") of Common Stock, $.01 par value, of the Registrant. The Shares are securities of the same class and relating to the same employee benefit plan, the Closure Medical Corporation Amended and Restated 1996 Equity Compensation Plan, as those shares registered in the Registrant's Registration Statements on Form S-8, previously filed with the Securities and Exchange Commission on December 12, 1996 and February 25, 1999. The earlier Registration Statements on Form S-8, Registration Nos. 333-17721 and 333-72953, are hereby incorporated by reference.

         The financial statements contained in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 incorporated by reference in this Registration Statement have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
Statement.

Exhibit
Number            Exhibit
------            -------
  5.1             Opinion of Morgan, Lewis & Bockius LLP

 10.1 Closure Medical Corporation Amended and Restated 1996 Equity Compensation Plan

 23.1             Consent of PricewaterhouseCoopers LLP

 23.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)

 24.1 Power of Attorney (included on signature page of this Registration Statement)

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Raleigh, North Carolina, on this 6th day of April, 2001.

                                     CLOSURE MEDICAL CORPORATION


                                     By:  /s/Robert V. Toni
                                     -------------------------------------------
                                          Robert V. Toni
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         EACH PERSON IN SO SIGNING ALSO MAKES, CONSTITUTES AND APPOINTS ROBERT
V. TONI AND BENNY WARD, AND EACH OF THEM ACTING ALONE, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION, TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, ANY AND ALL AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEY-IN-FACT OR HIS SUBSTITUTE OR SUBSTITUTES MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

              Name                                     Capacity                                 Date
              ----                                     --------                                 ----
/s/Robert V. Toni                    President and Chief Executive Officer                   April 6, 2001
-------------------------            (principal executive officer) and Director
Robert V. Toni


/s/Benny Ward                        Vice President of Finance and Chief                     April 6, 2001
-------------------------            Financial Officer (principal financial and
Benny Ward                           accounting officer)


/s/ Ronald A. Ahrens                 Chairman of the Board and Director                      April 6, 2001
-------------------------
Ronald A. Ahrens


/s/Rolf D. Schmidt                   Director                                                April 6, 2001
-------------------------
Rolf D. Schmidt


/s/Dennis C. Carey                   Director                                                April 6, 2001
-------------------------
Dennis C. Carey


/s/Richard W. Miller                 Director                                                April 6, 2001
-------------------------
Richard W. Miller


/s/F. William Schmidt                Director                                                April 6, 2001
-------------------------
F. William Schmidt



              Name                                     Capacity                                 Date
              ----                                     --------                                 ----

/s/Randy H. Thurman                  Director                                                April 6, 2001
-------------------------
Randy H. Thurman


                           CLOSURE MEDICAL CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX


Exhibit
Number            Exhibit
-------           -------

  5.1             Opinion of Morgan, Lewis & Bockius LLP

 10.1 Closure Medical Corporation Amended and Restated 1996 Equity Compensation Plan

 23.1             Consent of PricewaterhouseCoopers LLP

 23.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)

 24.1 Power of Attorney (included on signature page of this Registration Statement)